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                                                                  EXHIBIT 23(a)


                         INDEPENDENT AUDITORS' CONSENT


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus filed with the Securities and Exchange Commission in Registration No. 333-24231 of our report, dated July 10, 1997, except for note 18, as to which the date is August 5, 1997, with respect to the consolidated financial statements of Mehl/Biophile International Corporation and subsidiaries included in its Annual Report on Form 10-K for the year ended May 31, 1997, filed with the Securities and Exchange Commission.


                       /s/ Joseph Decosimo and Company, LLP

                           JOSEPH DECOSIMO AND COMPANY
                           A TENNESSEE REGISTERED LIMITED LIABILITY PARTNERSHIP


Chattanooga, Tennessee
September 24, 1997